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                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 8, 2004.


                                WORLDWATER CORP.
                                ----------------

               (Exact Name of Registrant as specified in charter)

         Delaware                    0-16936              33-0123045
-------------------------        ------------        ----------------
(State  or  other  jurisdic-        (Commission          (IRS  Employer
 tion  of  incorporation)          File  Number)       Identification  No.)


Pennington  Business  Park,  55  Rt.  31  South,  Pennington,  NJ     08534
-----------------------------------------------------------------   --------
  (Address  of  principal  executive  offices)                     (Zip  Code)



         Registrant's telephone number, including area code 609-818-0700



                                       N/A



         (Former name or former address, if changed since last report.)

Item  5.  Other  Events.

     A copy of the Company's News Release issued on April 8, 2004 is filed as an exhibit to this report and is incorporated in this report by reference.


Item  7.  Financial  Statements  and  Exhibits.

Exhibit  99.2          Company  News  Release  dated  April  8,  2004



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWATER  CORP.


By:  /s/ Quentin T. Kelly
-----------------------------------------

Quentin  T.  Kelly  Chairman  and  CEO

Date:  April  8,  2004




EXHIBIT  INDEX

99.2     Company  News  Release  dated  April  8,  2004.

                                                                   EXHIBIT 99.1


                                  NEWS RELEASE




                     WORLDWATER CORP. EXECUTES $3.64 MILLION
                        INSTITUTIONAL FINANCING AGREEMENT

                COMPANY HAS CALL ON FUNDS TOTALING $7.28 MILLION


Pennington, NJ, April 6, 2004 - WorldWater Corp. (OTC BB: WWAT) announced today that it has received a $3.64 million common stock purchase commitment, with a call on an additional $3.64 million at WorldWater's option, for a total of $7.28 million. SBI Brightline VIII, LLC, an affiliate of SBI-USA, LLC, will provide the investment, subject to certain conditions.

Among the terms and conditions, the financing is contingent on the effectiveness of a Registration Statement with the Securities and Exchange Commission covering the securities to be issued in this transaction. WorldWater Corp. has now received an advance of $800,000 from SBI Brightline in the form of a loan bridging the period before the Registration effective date.

The SBI agreement provides financing without resets or pricing adjustments. By having fixed price financing, the Company can elect to draw down the capital needed without the risks and uncertainties inherent in an equity credit line.

"This financing provides the needed capital to fund our growth strategy," said Quentin T. Kelly, Chairman and CEO of WorldWater Corp. "Our management team will focus the new resources on expanding our distribution network, supporting sales personnel, servicing our customers, and continuing to improve our technology. We are better positioned than ever to capitalize on the exciting opportunities we feel exist in the solar energy and water management industries, both in the United States and overseas."

"We are very excited to be involved with WorldWater," said Shelly Singhal, Managing Director of SBI USA. "We believe there is tremendous value in alternative energy solutions and that WorldWater has the technology and management to allow it to play an integral role in implementing these solutions worldwide."

ABOUT SBI USA: Based in Irvine, California, SBI-USA is a full service investment banking firm committed to providing financing solutions for emerging growth companies in the United States and Asia. SBI-USA is a division of First Securities USA, Inc., member NASD/SIPC.

ABOUT  WORLDWATER  CORP.:  WorldWater  (www.worldwater.com)  is  a  full service
                                        ------------------
international solar energy and water management company with unique, high-powered solar technology providing solutions to water supply and energy problems. The company has developed and patented AquaMax solar systems capable of operating pumps up to 600 hp, making it the first solar company in the world to deliver mainstream pumping and motor-drive capability.


 Forward Looking Statements -- This document may contain statements which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. "Forward-looking statements" include any statement which is not of purely historical fact, such as statements concerning plans, objectives, goals, strategies and future events and underlying assumptions thereof. Such forward-looking statements involve known and unknown risks, and uncertainties expressed or implied by such forward-looking statements could be materially different from those projected. Such factors include, among others, general economic and business conditions which may impact demand for the Company's solar generated pumps and electricity; changes in tax laws and regulations; the ability of the Company to implement its marketing strategy and to expand its business in the worldwide market; the ability of the Company to build its production facility up to the level of efficiency and output of its planned production; and changes in laws and government regulations applicable to the Company, including laws in foreign nations.



Contact:  Debra  J.  Grady,  WorldWater  Corp:  609-818-0700